Exhibit 10.25

EVO PAYMENTS, INC.

2018 OMNIBUS INCENTIVE STOCK PLAN

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into by and between EVO Payments, Inc., a Delaware corporation (the “Company”) and [NAME] (the “Grantee”).

Grant Date:

Number of Shares of Restricted Stock:

1.    Grant of Restricted Stock. Pursuant to Section 8.1 of the EVO Payments, Inc. 2018 Omnibus Incentive Stock Plan (the “Plan”), the Company hereby issues to the Grantee an Award of Restricted Stock (the “Restricted Stock”), in the number of Shares set forth above, and on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.    Consideration. The grant of the Restricted Stock is made in consideration of the services to be rendered by the Grantee to the Company or its affiliates.

3.    Restricted Period; Vesting.

3.1    Except as otherwise provided in this Agreement, provided that the Grantee has not incurred a Termination of Service as of the applicable vesting date[, and further provided that any additional conditions and performance goals set forth in Schedule I (attached hereto) have been satisfied]1, the Restricted Stock will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]
[VESTING DATE]	[NUMBER OR PERCENTAGE OF SHARES THAT VEST ON THE VESTING DATE]

1 NTD: Add if performance goals are applicable.

3.2    The Grantee’s unvested Restricted Stock shall be automatically forfeited upon such Termination of Service and neither the Company nor any affiliate shall have any further obligations to the Grantee under this Agreement.

3.3    The terms of the Plan will govern the Restricted Stock Award in the event of a Change in Control.2

4.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Period of Restriction, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Period of Restriction shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such Shares shall immediately terminate without any payment or consideration by the Company.

5.    Rights as Shareholder; Dividends.

5.1    The Grantee shall be the record owner of the Restricted Stock until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such Shares and receive all dividends or other distributions paid with respect to such Shares; provided that dividends or other distributions with respect to any Shares of Restricted Stock shall be paid to the Grantee only to the extent such Shares of Restricted Stock are vested.

5.2    The Company may issue evidence the Grantee’s interest by issuing “book entry” Shares (i.e., a computerized or manual book entry account) in the records of the Company or its transfer agent in the Grantee’s name.

5.3    If the Grantee forfeits any rights he has under this Agreement in accordance with Section 3, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Stock and shall no longer be entitled to vote or receive dividends on such Shares.

6.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant, advisor or Nonemployee Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s employment or service at any time for any reason.

7.    Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Shares shall be adjusted in any manner as contemplated by Section 4.4 of the Plan.

8.    Tax Liability and Withholding.

2 NTD: If applicable, revise change in control vesting provision to conform to participant’s employment agreement.

8.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes, in accordance with Sections 17.1 and 17.2 of the Plan.

8.2    Notwithstanding any action the Company takes with respect to income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any Shares; and (b) does not commit to structure the Restricted Stock to reduce or eliminate the Grantee’s liability for Tax-Related Items.

9.    Section 83(b) Election. The Grantee may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Grant Date. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the U.S. Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

10.    Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

11.    Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Shares of Restricted Stock pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Shares are then listed or quoted.

12.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Committee, care of the Company, at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Committee) from time to time.

13.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

15.    Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

17.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

18.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, altered, suspended or terminated by the Board at any time, in its discretion. The grant of the Restricted Stock in this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee and the Board. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with, or service to, the Company or its affiliates.

19.    Amendment. The Committee has the right to amend this Agreement, prospectively or retroactively; provided, that, no such amendment shall materially impair the previously accrued rights of the Grantee under this Agreement without the Grantee’s consent, subject to the provisions of Section 16.1 of the Plan.

20.    No Impact on Other Benefits. The value of the Grantee’s Restricted Stock is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

21.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

22.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock or disposition of the underlying Shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVO PAYMENTS, INC.
By: Name: Title:

[GRANTEE NAME]
By: Name:

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